UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-137707

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-184966

Under

The Securities Act of 1933

PENDRELL CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	98-0221142
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2300 Carillon Point

Kirkland, Washington 98033

(425) 278-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PENDRELL CORPORATION 2000 STOCK INCENTIVE PLAN, AS AMENDED

AND RESTATED

PENDRELL CORPORATION 2012 EQUITY INCENTIVE PLAN, AS AMENDED

AND RESTATED

(Full title of the plan(s))

TIMOTHY M. DOZOIS

CORPORATE COUNSEL AND CORPORATE SECRETARY

PENDRELL CORPORATION

2300 Carillon Point

Kirkland, Washington 98033

(425) 278-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications should be sent to:

JOHN RAFFERTY, ESQ.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105-2482

(415) 268-6897

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements of Pendrell Corporation (the “Registrant”) on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission:

Registration Statement No. 333-137707, pertaining to the Registrant’s Common Stock issuable under the Pendrell Corporation 2000 Stock Incentive Plan; and

Registration Statement No. 333-184966, pertaining to the Registrant’s Common Stock issuable under the Pendrell Corporation 2012 Equity Incentive Plan.

The Company is filing this Post-Effective Amendment to the Registration Statements to deregister all 2,438,462 shares of Common Stock that were not sold pursuant to the Registration Statements as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kirkland, State of Washington, on March 14, 2017.

PENDRELL CORPORATION

By:	/s/ Timothy M. Dozois
Timothy M. Dozois Corporate Counsel and Corporate Secretary